Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

indie Semiconductor, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	Equity	Class A common stock, par value $0.0001 per share	415(a)(6)	10,150,000	$11.50	$116,725,000.00	$92.70 per $1,000,000	N/A	Form S-1	333-257629	07/13/2021	$12,734.70 (2)
	Equity	Class A common stock, par value $0.0001 per share	415(a)(6)	70,846,446	$9.76	$691,461,312.96	$92.70 per $1,000,000	N/A	Form S-1	333-257629	07/13/2021	$75,438.43 (2)
	Other	Warrants	457(i)	10,150,000	N/A	N/A	N/A	N/A	Form S-1	333-257629	07/13/2021	N/A (3)
	Equity	Class A common stock, par value $0.0001 per share	415(a)(6)	13,229,944	$10.37	$137,194,520	$92.70 per $1,000,000	N/A	Form S-1	333-261269	02/14/2022	$12,717.93 (4)
	Equity	Class A common stock, par value $0.0001 per share	415(a)(6)	5,805,144	$10.37	$60,199,343	$92.70 per $1,000,000	N/A	Form S-1	333-261269	02/14/2022	$5,580.48 (4)
	Equity	Class A common stock, par value $0.0001 per share	415(a)(6)	5,000,000	$10.37	$51,850,000	$92.70 per $1,000,000	N/A	Form S-1	333-261269	02/14/2022	$4,806.50 (4)
	Total Offering Amounts					$1,057,430,175.96		$0
	Total Fees Previously Paid							$111,278.04
	Total Fee Offsets							$111,278.04
	Net Fee Due							$0

(1)	This registration statement also covers an indeterminate number of additional shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), and warrants to purchase Class A common stock, of indie Semiconductor, Inc. (the “Registrant”) that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Of the aggregate $1,057,430,175.96 of securities being offered herein, $808,186,312.96 of securities registered previously registered pursuant to a registration statement on Form S-1 (Registration No. 333-257629) originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 2, 2021 and declared effective on July 13, 2021 (the “First Original Registration Statement”), and subsequently amended via Post-Effective Amendment No. 1 to the First Original Registration Statement, filed with the SEC on April 14, 2022 and declared effective on April 19, 2022 (the “First POS AM Registration Statement”) remain unsold and are hereby carried forward to this Registration Statement on Form S-3 in reliance on Rule 415(a)(6) under the Securities Act of 1933. Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes: (A) the issuance by the Registrant of Class A common stock upon the exercise of an aggregate of up to (i) 8,650,000 warrants to purchase Class A common stock at an exercise price of $11.50 per share (the “private placement warrants”) that were originally sold to Thunder Bridge Acquisition II LLC (“Sponsor”) in a private placement consummated simultaneously with the initial public offering of Thunder Bridge Acquisition II, Ltd. (“Thunder Bridge II”) and (ii) 1,500,000 warrants to purchase Class A common stock at an exercise price of $11.50 per share that were issued to an affiliate of the Sponsor in connection with loans made by it to Thunder Bridge II prior to the closing of the initial business combination (the “sponsor warrants”) and (B) the resale of (i) 8,625,000 shares of Class A common stock received in our business combination with Thunder Bridge II (the “Business Combination”) in exchange for Class B ordinary shares issued by Thunder Bridge II to the Sponsor in a private placement prior to Thunder Bridge II’s initial public offering; (ii) 37,071,446 shares of Class A common stock issuable upon the exchange of an equal number of units (the “LLC Units”) representing limited liability company interests in Ay Dee Kay LLC; (iii) 15,000,000 shares of Class A common stock issued in private placements in connection with our initial business combination held by the selling securityholders; (iv) 8,650,000 shares of Class A common stock underlying the private placement warrants held by the selling securityholders and (v) and 1,500,000 shares of Class A common stock underlying sponsor warrants held by the selling securityholders. In accordance with the SEC staff’s position on Rule 415(a)(6), the offering of any securities registered on the First POS AM Registration Statement will be deemed terminated as of the effective date of this registration statement.

(3)	Represents an aggregate of 8,650,000 private placement warrants and 1,500,000 sponsor warrants previously registered for sale by the selling securityholders in the Original Registration Statement as subsequently amended by the POS AM Registration Statement. In accordance with Rule 457(i), the entire registration fee for the private placement warrants and sponsor warrants is allocated to the shares of Class A common stock underlying such warrants, and no separate fee is payable for the private placement warrants and sponsor warrants.

(4)	Of the aggregate $1,057,430,175.96 of securities being offered herein, $249,243,863 of securities registered previously registered pursuant to a registration statement on Form S-1 (Registration No. 333-261269) originally filed with the SEC on November 22, 2021 and declared effective on February 14, 2022 (the “Second Original Registration Statement”), and subsequently amended via Post-Effective Amendment No. 1 to the Second Original Registration Statement, filed with the SEC on April 14, 2022 and declared effective on April 19, 2022 (the “Second POS AM Registration Statement”) remain unsold and are hereby carried forward to this Registration Statement on Form S-3 in reliance on Rule 415(a)(6) under the Securities Act of 1933. Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes the resale of (i) 13,229,944 shares of Class A common stock issued in connection with our Business Combination, (ii) 5,805,144 shares of Class A common stock issued in connection with our acquisition of TeraXion, Inc., and (iii) 5,000,000 shares of Class A common stock issued as Earn Out Shares in connection with our Business Combination. In accordance with the SEC staff’s position on Rule 415(a)(6), the offering of any securities registered on the Second POS AM Registration Statement will be deemed terminated as of the effective date of this registration statement.